ANNUAL REPORT
Chevy Chase Auto Receivables Trust 2000-1
$ 349,390,000.00 Auto Receivables Backed Certificates
For the Year Ended December 31, 2000




           PRINCIPAL    INTEREST      NET       NET        30 +      DELQ.
              DIST        DIST       LOSSES    LOSS %     DELQ.        %
          ____________ ___________ ___________ ________ ____________ _______
 Jan-2000
 Feb-2000
 Mar-2000
 Apr-2000
 May-2000
 Jun-2000
 Jul-2000  11,622,997   1,727,692           0    0.00%    1,894,356    0.55%
 Aug-2000   9,916,610   2,042,526           0    0.00%    4,385,206    1.32%
 Sep-2000   9,735,267   2,009,576      69,294    0.26%    5,218,761    1.61%
 Oct-2000   9,389,834   1,951,574     138,289    0.53%    5,834,693    1.85%
 Nov-2000   9,547,997   1,889,120     207,149    0.81%    7,198,704    2.35%
 Dec-2000   8,968,800   1,834,457     386,783    1.56%    7,487,994    2.52%
          ____________ ___________ ___________
   Totals  59,181,506  11,454,944     801,515

  ** The date represents the month of the Distribution date, the information is from activity of the previous month.